Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of 400,000 shares of Class A Common Stock which may be issued upon exercise of certain non-qualified options under the 1995 Non-Employee Director Stock Option Plan of Insignia Financial Group, Inc. of our report dated February 21, 1996, with respect to the consolidated financial statements of Insignia Financial Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


Greenville, South Carolina                            ERNST & YOUNG LLP
August 2, 1996


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